UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2014
____________________

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	000-06253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (870) 541-1000

_______________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Simmons First National Corporation (the “Company”) has entered into definitive agreements and plans of merger to acquire three unaffiliated bank holding companies and their respective subsidiaries. Specifically, (1) on March 24, 2014, the Company entered into a definitive agreement to acquire Delta Trust & Banking Corporation (“Delta Trust”), including its wholly-owned bank subsidiary, Delta Trust & Bank, for approximately $63.2 million (based on the Company’s closing price on March 20, 2014), subject to potential adjustments; (2) on May 6, 2014, the Company entered into a definitive agreement to acquire Community First Bancshares, Inc. (“Community First”), including its wholly-owned bank subsidiary, First State Bank, for approximately $275.9 million (based on the Company’s closing price on May 2, 2014 and inclusive of preferred stock to be issued), subject to potential adjustments; and (3) on May 27, 2014, the Company entered into a definitive agreement to acquire Liberty Bancshares, Inc. (“Liberty”), including its wholly-owned bank subsidiary, Liberty Bank, for approximately $208.8 million (based on the Company’s closing price on May 23, 2014), subject to potential adjustments.

Information regarding these transactions can be found on the Company’s Current Reports on Form 8-K that were filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2014, May 9, 2014 and June 2, 2014, respectively.  This Current Report on Form 8-K is being filed to provide certain historical financial information of Community First and Liberty, and certain pro forma financial information in connection with these proposed transactions.

Important Information For Investors And Shareholders

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with each of these proposed transactions, the Company will file one or more registration statements on Form S-4, and the Company and each of Delta Trust, Community First and Liberty will file proxy statements/prospectuses and other relevant documents concerning the proposed transactions with the SEC. Investors and security holders are urged to read the registration statement and the proxy statements/prospectuses and any other relevant documents filed with the SEC when they become available. These materials may be obtained free of charge at the SEC’s website at www.sec.gov or from the Company by directing such request to: Investor Relations, Simmons First National Corporation, [501 Main Street, P.O. Box 7009, Pine Bluff, AR 71811-7009] or from the Company’s Investor Relations page on its corporate website at www.simmonsfirst.com.

Participants in the Solicitation

The Company and its directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the shareholders of the Company. Information about the participants will be set forth in the proxy statement relating to the proposed transactions when it becomes available.

Item 9.01  Financial Statements and Exhibits.

(a)	The audited consolidated financial statements of Community First as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013 are filed as Exhibit 99.1.

The unaudited condensed consolidated balance sheet as of March 31, 2014 and unaudited condensed consolidated statements of income, comprehensive income (loss), changes in shareholders’ equity and cash flows of Community First for the three months ended March 31, 2014 and 2013 are filed as Exhibit 99.2.

(b)	The audited consolidated financial statements of Liberty as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013 are filed as Exhibit 99.3.

The unaudited balance sheet as of March 31, 2014 and unaudited statements of income, comprehensive income, stockholders’ equity and cash flows of Liberty for the three months ended March 31, 2014 and 2013 are filed as Exhibit 99.4.

(c)
The required unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2014 and the unaudited pro forma combined condensed consolidated statements of income for the three months ended March 31, 2014 and for the year ended December 31, 2013 are filed as Exhibit 99.5.  The pro forma is presented for comparative purposes only and is not necessarily indicative of the future financial position or results of operations of the combined company.

(d)	Exhibits

23.1	Consent of Crowe Horwath LLP

23.2	Consent of BKD, LLP

99.1	Audited consolidated financial statements of Community First Bancshares, Inc. as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013

99.2
Unaudited condensed consolidated balance sheets as of March 31, 2014 and unaudited condensed consolidated statements of income, comprehensive income (loss), changes in shareholders’ equity and cash flows of Community First Bancshares, Inc. for the three months ended March 31, 2014 and 2013

99.3	Audited financial statements of Liberty Bancshares, Inc. as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013

99.4
Unaudited balance sheets as of March 31, 2014 and unaudited statements of income, comprehensive income, stockholders’ equity and cash flows of Liberty Bancshares, Inc. for the three months ended March 31, 2014 and 2013

99.5
Unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2014 and the unaudited pro forma combined condensed consolidated statements of income for the three months ended March 31, 2014 and for the year ended December 31, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simmons First National Corporation
(Registrant)

June 23, 2014	/s/ David W. Garner
(Date)	David W. Garner
Executive Vice President,
Controller and Chief Accounting Officer